Exhibit 10.27

(English Translation)

Cooperation Agreement
Between
Center for Audio / Visual Education,
Department Of Education, FuJian
Province
and Tengtu TianDi Network Co. Ltd.

Party A : Center for Audio/Visual
Education, Department of Education,
FuJian Province

Party B : Tengtu TianDi Network Co.
Ltd.

1.Synopsis

1.1        Party A is the essential
constituent department of the
Distance Learning Project in the
FuJian Province.

1.2 Party B is the leading Company in the Nation utilizing broadband satellite broadcasting, extended campus network, cable TV and Internet to constitute the multimedia Distance Learning System. Tengtu and the National Center for Audio/Visual Education under the Ministry of Education together will invest RMB 8O-Million to establish the "Morning Sun Broadband Educational Resources Center", which integrates the existing educational resources of the Ministry of Education and the educational resources database produced by Tengtu.

1.3 Both parties will cooperate to establish the "FuJian Provincial Networked Senior Secondary School". It is a contemporary Distance Learning School managed by the FuJian Provincial Center for Audio/Visual Education. This School mainly serves those on-the-job people possessing the ordinary junior secondary, vocational junior secondary or other junior secondary school certificates. The courses covered for the 3-year program include politics, language, English language, physics, mathematics, chemistry, history, geography, biology, and computer.





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2.         Method of Cooperation

2.1        Both Parties will
establish the Fujian Provincial
Networked Senior Secondary School.

2.2 Both Parties will cooperate on the basic facilities required by the Networked School, design of the teaching materials, and the teaching modes.

3.         Rights and
Responsibilities of Party A

3.1        Responsible for processing
all the legal procedures for the
establishment of the FuJian
Provincial Networked Senior Secondary
School.

3.2 Promises to allow Party B to be the only cooperation partner in the FuJian Provincial Networked Senior Secondary School project.

3.3        Responsible for seeking
the rights of transmitting
educational resources through the
cable TV network.

3.4 Party A has to right to request Party B not to disclose the contents of this Agreement to any third party.

3.5 Party A has the right to request Party B to provide high-quality Distance Learning services to the FuJian Provincial Senior Secondary School.

4.         Rights and
Responsibilities of Party B

4.1        Responsible for providing
all the hardware for the
establishment of the FuJian
Provincial Networked Senior Secondary
School.

4.2 Responsible for all the costs for textbooks, reference materials, and self-test software required for the production of the curricula for the Networked School.

4.3 Responsible for providing, free of charge, all the Distance Learning contents to the FuJian Provincial Networked Senior Secondary School.

4.4 Party B shall promise to select the best teachers and experts for the production of the curricula. 4.5 Party B shall guarantee that all the equipment used comply with the international standards, and that the entire network is safe.

4.6        Has the right to request
Party A not to disclose the contents
of this Agreement to any third Party.

4.7 Has the right to supervise the works carried out by Party A. Any problems arise shall be resolved promptly in order to avoid any adverse consequences.

5.         Copyrights

The intellectual copyrights for all the information for the FuJian Provincial Networked Senior Secondary School (including more than 2,800 Distance Learning course materials, tutoring materials, curricula designs) belong to Party B. Without the permission of Party B, Party A shall not release any of the contents.

6.         Shares Ownership

           Party A takes 25% while Party B takes the rest of the 75% ownership.

7.         Confidentiality

Neither Party cannot release any of the commercial secrets, technology or other information belonging to the opposite Party to a third Party. The information include, but not limited to, sales cost, financial data, product and business plans, design plans, etc.

8.         Responsibilities of
Infringement of Contract

8.1 Neither Party cannot terminate this Contract alone; otherwise this will be treated as an infringement of the Contract.

8.2 With the cancellation or unlimited delay of the establishment of the networked senior secondary school, caused by Party A, leading to Party B unable to establish the educational network, the latter Party has the right to terminate the Agreement. Party A shall indemnify Party B all the associated financial losses.




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9.         Irresistible

Should either Party unable to implement the Agreement due to irresistible reasons but with evidence to prove their legitimacy, thus giving losses to the opposite Party, the Party concerned can be exempted from bearing the responsibilities of infringement of the Contract.

10.        Resolution of Disputes

Any dispute arises during the implementation of this contract shall initially be resolved through friendly consultation. However, should the consultation fails, both Parties agree that the dispute be arbitrated by the Beijing Arbitration Committee. The verdict by the Arbitration Committee shall be treated as the final verdict.


Party A: Center for Audio/Visual
Education, Department of Education,
FuJian Province


--------------------------------------------------------------
Signature of Legal Representative or
Authorized Representative

Date: _____________________________


Party B: Tengtu TianDi Network Co.
Ltd.


--------------------------------------------------------------
Signature of Legal Representative or
Authorized Representative

Date: _____________________________





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